                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                               REGIS CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               [REGIS CORP LOGO]
                         ------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 24, 2000
                         ------------------------------

TO THE SHAREHOLDERS OF REGIS CORPORATION:

     The Annual Meeting of the Shareholders of Regis Corporation (the "Company") will be held at the Minneapolis Institute of Arts, 2400 Third Avenue South, Minneapolis, Minnesota, on October 24, 2000, commencing at 4:00 p.m., for the following purposes:

     1. To elect eight directors to serve for a one-year term and until their successors are elected and qualified;

     2. To consider and vote upon a proposal to approve the Company's 2000 Stock Option Plan; and

     3. To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only holders of record of the Company's Common Stock at the close of business on September 15, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     A list of shareholders entitled to vote at the Annual Meeting will be available for examination, for any purpose germane to the Annual Meeting, at the Company's executive offices located at 7201 Metro Boulevard, Edina, Minnesota, during ordinary business hours for at least ten days prior to the Annual Meeting and for the duration of the Annual Meeting itself.

     Whether or not you plan to attend the Annual Meeting in person, please fill in, sign and date the enclosed proxy and mail it promptly. Should you nevertheless attend the Annual Meeting, you may revoke your proxy and vote in person. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

     Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf.
                                          By Order of the Board of Directors

                                          /s/ Bert M. Gross
                                          Bert M. Gross
                                          Secretary

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

September 22, 2000

                               [REGIS CORP LOGO]

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

                ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 24, 2000

     This Proxy Statement is furnished to shareholders of REGIS CORPORATION, a Minnesota corporation (the "Company"), in connection with solicitation on behalf of the Company's Board of Directors of proxies for use at the annual meeting of shareholders to be held on October 24, 2000, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     The address of the principal executive office of the Company is 7201 Metro Boulevard, Minneapolis, Minnesota 55439. This Proxy Statement and form of Proxy are being mailed to shareholders of the Company on September 22, 2000.

                     SOLICITATION AND REVOCATION OF PROXIES

     The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telegraph, telephone or letter without extra compensation.

     Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specification indicated thereon.

                                 VOTING RIGHTS

     Only shareholders of record of the Company's 40,728,675 shares of Common Stock outstanding as of the close of business on September 15, 2000, will be entitled to execute proxies or to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to transact business.

                             ELECTION OF DIRECTORS

     Eight directors are to be elected at this annual meeting, each to hold office for one year until the 2001 annual meeting of shareholders. The Board of Directors has nominated the eight persons named below for election as directors. All of the nominees are presently directors of the Company.

     The enclosed proxy, unless authority to vote is withheld, will be voted for the election of the nominees named herein as directors of the Company. In the event any one or more of such nominees shall unexpectedly become unavailable for reelection, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the Board of Directors. The following table contains certain information with respect to the nominees:

                    NAME                                           POSITION
                    ----                                           --------
Rolf F. Bjelland.............................    Director
                                                 President, Chief Executive Officer, and
Paul D. Finkelstein..........................    Director
                                                 Executive Vice President, Real Estate, and
Christopher A. Fox...........................    Director
Thomas L. Gregory............................    Director
Van Zandt Hawn...............................    Director
Susan S. Hoyt................................    Director
                                                 Vice President, The Regis Foundation, and
David B. Kunin...............................    Director
Myron Kunin..................................    Chairman of the Board of Directors

     Mr. Bjelland, 62, was elected a director of the Company in 1983. Since 1983, Mr. Bjelland has held various executive positions with Lutheran Brotherhood, a fraternal insurance society, and presently is Chairman and President of Lutheran Brotherhood Mutual Funds.

     Mr. Finkelstein, 58, has served as President and Chief Executive Officer of the Company since July 1, 1996, and was Chief Operating Officer of the Company from December, 1987 until June 30, 1996. He has been a director of the Company since 1987.

     Mr. Fox, 50, has served as Executive Vice President, Real Estate, of the Company since August, 1994. He has been a director of the Company since 1989.

     Mr. Gregory, 64, was elected a director of the Company in November, 1996. Mr. Gregory had been a director of Supercuts, Inc. from 1991 until Supercuts was acquired by a subsidiary of the Company on October 25, 1996. He was Chairman of the Board of Supercuts from January 4, 1996 until October 25, 1996, and served as interim Chief Executive Officer of Supercuts from January 4, 1996 until January 31, 1996. From 1980 through 1994, Mr. Gregory held various executive positions with Sizzler International, Inc. and its predecessors, including President, Chief Executive Officer, Director and Vice Chairman. He is currently a director of The Cheesecake Factory, Inc., the owner and operator of upscale, full-service, casual dining restaurants throughout the United States, and North's Restaurants, Inc., the owner and operator of buffet restaurants in California, Oregon and Utah.

     Mr. Hawn, 55, was elected a director of the Company in 1991. He is a managing director and a founder of Goldner Hawn Johnson & Morrison Incorporated, a private investment firm.

     Ms. Hoyt, 56, was elected a director of the Company in 1995. Since 1996, she has been Executive Vice President of Human Resources of Staples, Inc. From 1991 to 1996, she was Executive Vice President of Store Operations for the Dayton Hudson Department Stores Division of Dayton Hudson Corporation.

     Mr. David Kunin, 41, was elected a director of the Company in 1997. He is Chief Executive Officer of Beautopia, LLC, a manufacturer of hair care products. He was Vice President, Marketing, of the Company from November, 1992, until February, 1997, when he became Chief Executive Officer of Beautopia LLC, and Vice President of The Regis Foundation. He is the son of Myron Kunin.

     Mr. Myron Kunin, 71, is a founder of the Company and has served as a director since the Company's formation in 1954. He was President and Chief Executive Officer from 1965 to June 30, 1996, and has been Chairman of the Board of Directors since 1983. He is Chairman of the Board and holder of the majority voting shares of Curtis Squire, Inc., the Company's largest shareholder. He is also a director of Nortech Systems

Incorporated, a manufacturer of wire harnesses and cable and electromechanical assemblies for commercial and defense industries.

                      FUNCTIONING OF BOARD AND COMMITTEES

     During the fiscal year ended June 30, 2000, the Board of Directors held four meetings. Each director attended or participated in at least 75% of the combined total number of meetings of the Board and committees of the Board on which he or she served during the last fiscal year.

     The Company has a standing audit committee, presently composed of Messrs. Bjelland, Hawn and Gregory and Ms. Hoyt. The committee held two meetings during the fiscal year ended June 30, 2000. The committee's primary responsibilities are to recommend to the Board of Directors the engagement of the Company's independent auditors, review with the independent auditors the plan and results of the audit engagement, and review the adequacy of the Company's internal accounting controls.

     The Company has a standing compensation committee composed of Messrs. Bjelland and Hawn and Ms. Hoyt. The committee's primary responsibilities are to recommend levels of executive compensation to the Board of Directors and to consider and recommend the establishment of various compensation plans for the Company. The compensation committee held two meetings during the last fiscal year.

     The Company does not have a standing nominating committee of the Board of Directors.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of Mr. Hawn, Mr. Bjelland and Ms. Hoyt, independent outside directors. The Compensation Committee has responsibility for administering the Company's incentive plans and setting policies that govern annual compensation and long-term incentives for the principal executive officers of the Company.

     The Company's executive compensation program consists of three key components: (1) base salary, (2) short-term incentive compensation in the form of bonuses, and (3) long-term incentive through stock options.

     Base Salary: Shortly before the beginning of each fiscal year, the Compensation Committee reviews annual salary recommendations for the Company's principal executives made by the Chief Executive Officer and approves, with any modifications it deems appropriate, such recommendations. The annual salary recommendations are made by the Chief Executive Officer, and approved or modified by the Compensation Committee, based upon industry practice and national surveys of compensation packages, as well as evaluations of the individual executive's responsibilities and past and expected future performance.

     Short-Term Incentives: This component is designed to align executive compensation with annual performance of the Company. To accomplish this goal, the Board of Directors has adopted a structured bonus program. Each year the Board will establish an initial earnings per share target. Bonuses will not be paid until the initial earnings per share target is achieved. After the designated target is achieved, a percentage of incremental earnings per share will be allocated to the executive bonus pool. Bonuses will be limited to 40% of base salary for senior executive officers and 30% to 35% for other corporate officers.

     Long-Term Incentive Stock Options: Stock options provide incentive for the creation of shareholder value and align the executive officers' interests directly with those of other shareholders in both the risks and rewards of ownership of the Company's common stock, and are a significant aid in attracting and retaining key executive officers. Executive officers are eligible for annual grants of stock options. Individual awards are based on the individual's responsibilities and performance, ability to impact financial performance and future potential. These factors are not assigned pre-determined relative weights. All individual stock option grants for non-executive officers are reviewed and approved by the Committee. All such grants for executive officers are awarded solely by the Committee, based on recommendations of management. As all options are granted at 100% of the market value of the Company's stock on the date of grant, executive officers receive gains from exercised stock options only to the extent that the market value of the stock has increased since the date of option grant.

     The Compensation Committee fixes the salary of the Chief Executive Officer in the context of his employment agreement, summarized later in this proxy statement, based on a review of competitive compensation data, and the Committee's assessment of his past performance and their expectation as to his future performance in leading the Company. The base salary for Mr. Finkelstein for fiscal 2000 was $520,000. Mr. Finkelstein participates with other senior executive officers in the Company's structured bonus program described above. For fiscal 2000, Mr. Finkelstein earned a $208,000 bonus under this program.

     The Compensation Committee does not anticipate that the compensation payable to any of the executive officers of the Company in the coming year will exceed the limits and deductibilities set forth in sec.162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

                                          Van Zandt Hawn, Chair
                                          Rolf F. Bjelland
                                          Susan Hoyt
                                          Members of the Compensation Committee

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                              ANNUAL COMPENSATION       COMPENSATION AWARDS
                                  FISCAL    ------------------------    -------------------        ALL OTHER
 NAME AND PRINCIPAL POSITION       YEAR     SALARY($)    BONUS($)(1)        OPTIONS(#)         COMPENSATION($)(2)
------------------------------    ------    ---------    -----------    -------------------    ------------------
Myron Kunin...................     2000      636,721            --             30,000                29,289
  Chairman of the Board            1999      623,625            --                 --                37,418
                                   1998      613,200            --                 --                41,084
Paul D. Finkelstein...........     2000      520,000       208,000            345,000                80,221(3)(4)
  President and Chief              1999      500,000       200,000                 --                92,485(3)(4)
  Executive Officer                1998      500,000       100,000             45,000                64,801(3)
Christopher A. Fox............     2000      270,500       108,200             59,000                37,443(4)
  Executive Vice President,        1999      260,000       104,000                 --                40,600(4)
  Real Estate                      1998      250,000       100,000              9,000                16,750
Mary F. Andert................     2000      250,000       100,000            100,000                36,500(4)
  Executive Vice President,        1999      187,500        90,000                 --                36,250(4)
  Marketing and Merchandising      1998      150,000        60,000              9,000                10,050
Gordon B. Nelson..............     2000      250,000       100,000             59,000                25,500(4)
  Senior Vice President,           1999      225,000        90,000                 --                32,250(4)
  Education and Fashion            1998      200,000        80,000              9,000                13,400

------------------------------
(1) Portions of the bonuses reflected in the Summary Compensation Table were not actually received as receipt of such amounts was deferred pursuant to the Company's Compensation Deferral Plan. Participants may elect to defer a portion of their compensation to be paid out at a future date specified by the participants. Amounts deferred are subject to the same bankruptcy rules as are the Company's general debt obligations.

(2) Includes the dollar value of shares of the Company and cash allocated to such officers pursuant to the Company's Executive Stock Award Plan, based on the average purchase price for such shares.

(3) Includes premiums of $31,301 for 1998, $37,485 for 1999 and $30,364 for 2000
    which for each year is the dollar value of the benefit to Mr. Finkelstein of that portion of the premium paid by the Company on his behalf on a split-dollar life insurance policy.

(4) Includes matching contributions by the Company under the Company's Compensation Deferral Plan in the following amounts: Messrs. Finkelstein and Fox and Ms. Andert, $25,000 for 1999 and 2000; Mr. Nelson, $18,750 for 1999 and $14,000 for 2000.

                              STOCK OPTION GRANTS

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth for each of the named executives the stock options granted by the Company in fiscal 2000 and the potential value of these stock options and stock appreciation rights determined pursuant to Securities and Exchange Commission requirements.

                               INDIVIDUAL GRANTS

                                                                                               POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED ANNUAL
                                                                                               RATES OF STOCK PRICE
                                          % OF TOTAL OPTIONS                                     APPRECIATION FOR
                               OPTIONS        GRANTED TO        EXERCISE OR                        OPTION TERM
                               GRANTED       EMPLOYEES IN       BASE PRICE     EXPIRATION    ------------------------
           NAME                  (#)         FISCAL YEAR          ($/SH)          DATE        5%($)(1)     10%($)(1)
           ----                -------    ------------------    -----------    ----------    ----------    ----------
Myron Kunin................     30,000            1.3%             16.50        2/14/10        311,302       788,902
Paul D. Finkelstein........     45,000            2.0%             20.31        7/13/09        574,778     1,456,600
                               300,000           13.0%             16.50        2/14/10      3,113,028     7,889,025
Christopher A. Fox.........      9,000            0.4%             20.31        7/13/09        114,955       291,320
                                49,000            2.2%             16.50        2/14/10        518,838     1,314,837
Mary F. Andert.............     50,000            2.2%             20.31        7/13/09        638,642     1,618,445
                                50,000            2.2%             16.50        2/14/10        518,838     1,314,837
Gordon B. Nelson...........      9,000            0.4%             20.31        7/13/09        114,955       291,320
                                50,000            2.2%             16.50        2/14/10        518,838     1,314,837

------------------------------
(1) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

                    STOCK OPTION EXERCISES AND OPTION VALUES

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth for each of the named executive officers the value realized from stock options exercised during fiscal 2000 and the number and value of exercisable and unexercisable stock options held at June 30, 2000.

                                                                     NUMBER OF SECURITIES
                                                                          UNDERLYING         VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                                                       AT FISCAL YEAR-         AT FISCAL YEAR-
                                                                            END(#)                END($)(1)
                                            SHARES        VALUE      --------------------    --------------------
                                           ACQUIRED      REALIZED        EXERCISABLE/            EXERCISABLE/
                 NAME                     ON EXERCISE       $           UNEXERCISABLE           UNEXERCISABLE
                 ----                     -----------    --------    --------------------    --------------------
Myron Kunin...........................         0            0           225,000/30,000              1,512,000/0
Paul D. Finkelstein...................         0            0          152,996/462,004        1,012,470/675,030
Christopher A. Fox....................         0            0            57,149/95,602          296,529/203,796
Mary F. Andert........................         0            0           12,600/111,400              4,500/3,000
Gordon B. Nelson......................         0            0            42,750/68,601            180,489/1,296

------------------------------
(1) Value of unexercised in-the-money-options is determined by multiplying the difference between the exercise price per share and $12.50, the closing price per share on June 30, 2000, by the number of shares subject to such options.

                             DIRECTOR COMPENSATION

     Messrs. Bjelland, Gregory, Hawn, David Kunin and Ms. Hoyt, who are not employees of the Company, received director fees of $20,000 during the last fiscal year. The Company also granted to each such director options to purchase 6,750 shares at an exercise price of $20.31 per share and further granted to each such director and to Myron Kunin options to purchase 30,000 shares at an exercise price of $16.50 per share.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Such officers, directors and shareholders are required by the Commission's regulations to furnish the Company with copies of all such reports.

     To the knowledge of the Company, based solely on a review of copies of reports filed with the Commission during the fiscal year ended June 30, 2000, all applicable Section 16(a) filing requirements were complied with.

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Company's stock for the last five years with the cumulative total return of the Standard and Poor's 500 Stock Index and the cumulative total return of a peer group index (the "Peer Group") constructed by the Company. The comparison assumes the initial investment of $100 in the Company's common stock, the S&P 500 Index, and the Peer Group on June 30, 1995 and that dividends, if any, were reinvested.
[Performance Graph]

                                                          REGIS                   S&P 500 INDEX                PEER GROUP
                                                          -----                   -------------                ----------
1995                                                     100.00                      100.00                      100.00
1996                                                     244.40                      126.00                      120.22
1997                                                     185.45                      169.72                      138.87
1998                                                     232.84                      220.91                      263.71
1999                                                     227.68                      271.18                      393.21
2000                                                     149.43                      290.84                      274.16

     The Peer Group includes the following companies in the retail specialty business based upon total weighted market capitalization: American Greetings Corp., Ann Taylor Stores Corporation, Bombay Company, Inc., Braun's Fashions Corp., Deb Shops, Inc., E Com Ventures, Evans, Inc., Filene's Basement Corp, The Gap, Inc., Lechters, Inc., The Limited, Inc., Musicland Stores Corporation, Nordstrom, Inc., Paul Harris Stores, Inc., Vista Eyecare, Inc., and Williams-Sonoma, Inc. The members of the Peer Group were selected by the Company because they operate in a similar retail environment and are primarily located in shopping malls with operations which extend over a wide geographic area.

                APPROVAL OF THE COMPANY'S 2000 STOCK OPTION PLAN

     The Company's 1991 Stock Option Plan expires in March 2001, prior to the Company's 2001 Annual Shareholders' Meeting. Approximately 175 Company employees hold options granted under this plan with more than one-half of these options having an exercise price significantly above the current market price of the Company's stock. The Company's Board of Directors strongly believes that a new stock option plan is needed to maintain the Company's ability to attract and retain the services of experienced and highly qualified employees and directors and to increase such persons' long-term financial stake in the Company's continued success. Therefore, the Board of Directors has approved for submission to the Shareholders at the 2000 Annual Meeting the Regis Corporation 2000 Stock Option Plan (the "Plan") to replace the 1991 Stock Option Plan.

     The following summary describes the principal aspects of the Plan. The summary is qualified in its entirety by the specific provisions of the Plan, the full text of which is set forth in Exhibit A attached hereto.

GENERAL INFORMATION

     Participation in the Plan is open to all employees of the Company or any of its subsidiaries and all members of the Board of Directors of the Company.

TYPES OF GRANTS

     All options to Company employees are granted by the Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee has discretion to determine whether an option grant to an employee shall be an incentive stock option or a non-qualified option. Subject to certain restrictions applicable to incentive stock options, options will be exercisable by the recipients at such times as are determined by the Committee, but in no event may the term of a non-qualified option be longer than 15 years after the date of grant (ten years with respect to an incentive option and five years with respect to an incentive option granted to an employee holding 10% or more of the Company's stock). Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the Committee may determine, except that the exercise price of an incentive stock option shall not be less than 100% of the fair market value of the stock on the date of grant of such option (110% in the case of a grant to a 10% or greater Shareholder). All options granted to non-employee directors are granted by the full Board of Directors and are non-qualified options.

     The purchase price payable upon exercise of options may be paid in cash or by delivering stock already owned by the holder (where the fair market value of the shares delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the related agreement.

SHARES SUBJECT TO PLAY

     The Board of Directors has authorized 3,500,000 shares of Company stock to be issued for grants under the Plan, subject to adjustment as provided in the Plan.

TRANSFERABILITY

     During the lifetime of a person to whom an incentive stock option has been granted, only such person, or his or her legal representative, may exercise an option. No incentive options may be sold, assigned, transferred, exchanged, or otherwise encumbered except to a successor in the event of an option holder's death. Non-qualified options may in the discretion of the Committee or the Board of Directors be transferable to members of the optionee's family or to certain charitable organizations.

AMENDMENT OR TERMINATION

     The Board of Directors may amend or discontinue the Plan at any time, but no amendment or termination shall be made that would impair the rights of any holder of any option granted before such amendment or termination.

FEDERAL TAX CONSIDERATIONS

     The Company has been advised by its counsel that grants made under the Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

INCENTIVE STOCK OPTIONS

     A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result from the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

     Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a "disqualifying disposition"), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

     The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

NON-QUALIFIED STOCK OPTIONS

     A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the Plan. At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

VOTING REQUIREMENTS; RECOMMENDATION

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on this item and present in person or by proxy at the Annual Meeting is required for approval of the Plan. Proxies solicited by the Board of Directors will be voted for approval of the Plan, unless shareholders specify otherwise in their proxies.

     For this purpose, a shareholder voting through a proxy who abstains with respect to approval of the amendment is considered to be present and entitled to vote on the approval of the amendment at the Annual Meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of the amendment shall not be considered present and entitled to vote on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2000 STOCK OPTION PLAN.

                            EMPLOYMENT ARRANGEMENTS

     The Company's unfunded deferred compensation agreements with its senior executive officers provide that upon such executive's retirement after 20 years' service with the Company or after reaching age 65, or upon such executive's death while disabled or employed by the Company, such executive officer or his or her designated beneficiary will receive 240 monthly payments equal to the greater of (i) 40% (60% in the case of Mr. Finkelstein) of such executive's average monthly base salary for the 60 months immediately preceding the executive's retirement, disability or death, or (ii) $5,000. The agreements also provide for payment of a graduated percentage of such compensation if an executive terminates his or her employment with the Company prior to completing 20 years' service or reaching age 65, with payments to commence when such executive attains age 55. Further, if such executive becomes disabled while employed by the Company, the Company will pay such executive the specified monthly benefit during the period of such disability or until attaining age 65. Payments are conditioned upon the officers not rendering services for any competitor of the Company during the period of the payments. The Company carries insurance on the lives of each of the persons covered by deferred compensation agreements, is entitled to the cash values and the death proceeds from these policies, and may, but is not required to, use cash values or death proceeds from these policies to pay deferred compensation.

     The deferred compensation agreements provide that the executive officers shall be entitled to immediate payment of their monthly benefits, without any reduction based on years of service or early retirement, if their employment terminates following a "Change in Control", which is defined for purposes of the agreements as occurring when a party other than Curtis Squire, Inc. becomes the beneficial owner of 20% or more of the Company's stock, or in the event of a consolidation or merger of the Company in which the Company is not the continuing corporation, or in which the shareholders of the Company do not continue to hold at least a majority of the common stock of the continuing or surviving corporation, or any sale or other transfer of substantially all of the assets of the Company, or in the event of certain changes to the composition of the Company's Board of Directors. These agreements also provide that the executive officers shall be paid an amount equal to three times their annual compensation, plus all income and excise taxes payable with respect to such payment, immediately upon a change of control. Further, all unvested stock options immediately vest upon a change of control.

     The Company has entered into an employment agreement with Mr. Finkelstein, its Chief Executive Officer, effective for fiscal year 1999 and subsequent years, providing (a) for a base salary of $500,000 per year, increasing annually by the greater of 4% or the percentage increase in the Consumer Price Index, (b) that he will participate in the Company's bonus and stock option programs with other senior executives, and (c) that the Company and Mr. Finkelstein will participate in a split-dollar insurance program whereby a trust established by Mr. Finkelstein has acquired a $5 million combined whole-life/term policy insuring the joint lives of Mr. Finkelstein and his wife. Under this insurance program, the Company will pay a portion of the annual premiums approximately equal to the annual increases in the cash value of the policy and Mr. Finkelstein will transfer funds to the trust for the balance of the premiums. Upon the death of Mr. Finkelstein and his wife or upon surrender of the policy, the Company will receive the amount of the premiums paid by the Company and the trust will receive the remaining proceeds.

     Mr. Finkelstein's agreement also provides for deferred compensation benefits. Upon his retirement after reaching age 65 he will receive lifetime monthly payments equal to 60% of his average base salary for the 60 months immediately preceding his retirement, such payments to be adjusted annually in proportion to any increases in the Consumer Price Index. Upon his death, his wife, if she survives him, will receive during her life one-half of the benefits to which Mr. Finkelstein was entitled during his life. If Mr. Finkelstein voluntarily terminates his employment before reaching age 65, his deferred compensation benefits will be determined on the same basis as those afforded the other executive officers. The Company has funded its future obligations under this agreement through insurance policies on Mr. Finkelstein's life.

     The Company has entered into an agreement with Myron Kunin, its Chairman, providing that Mr. Kunin will continue to render services to the Company until at least May, 2007, and for such further period as may be mutually agreed upon between Mr. Kunin and the Company. The Company has agreed to pay Mr. Kunin an annual amount of $600,000, to be increased annually in proportion to any increase in the Consumer Price Index from July 1, 1996, for the remainder of his life. Mr. Kunin has agreed that during the period for which payments to him are made as provided in the Agreement, he will not engage in any business competitive with the business conducted by the Company.

     The Company has also entered into a survivor benefit agreement with Mr. Kunin, providing that upon his death the Company shall pay to his wife, if she survives him, $300,000 annually for the remainder of her life, subject to annual adjustment based on any increases in the Consumer Price Index from July 1, 1995. The Company intends to fund its future obligations under this agreement through insurance policies on Mr. Kunin's life.

                              CERTAIN TRANSACTIONS

     During the last fiscal year, the Company paid Thomas Gregory, a director of the Company, $100,000 for consulting services. Pursuant to an agreement between Mr. Gregory and the Company's wholly-owned subsidiary, Supercuts, Inc., Mr. Gregory will receive $8,333.33 per month through October, 2000 for his services.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of September 1, 2000, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director, by each executive officer identified in the Summary Compensation Table, and by all executive officers and directors as a group. The parties listed in the table have the sole voting and investment powers with respect to the shares indicated.

                                                                 NUMBER OF
                                                                   SHARES
                  NAME OF BENEFICIAL OWNER                      BENEFICIALLY    PERCENT
                    OR IDENTITY OF GROUP                          OWNED(2)      OF CLASS
                  ------------------------                      ------------    --------
Curtis Squire, Inc..........................................     4,060,869         9.8%
  7201 Metro Boulevard
  Minneapolis, MN 55439
  Myron Kunin(1)
Fidelity Management & Research..............................     2,187,400         5.4%
  One Federal Street
  Boston, MA 02110
Paul D. Finkelstein.........................................       496,871         1.2%
Christopher A. Fox..........................................       163,208        *
Mary F. Andert..............................................        12,600        *
Rolf F. Bjelland............................................        37,125        *
Van Zandt Hawn..............................................        39,846        *
Susan Hoyt..................................................        23,937        *
Thomas L. Gregory...........................................        16,339        *
David B. Kunin..............................................        45,562        *
Gordon B. Nelson............................................        44,550        *
All executive officers and directors as a group (fourteen
  persons)(3)...............................................     5,134,873        12.4%

------------------------------
 *  less than 1%

(1) Myron Kunin owns a majority of the voting stock of Curtis Squire, Inc., and thereby has sole voting and investment power with respect to all shares of the Company owned by Curtis Squire, Inc.

(2) Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days: 225,000 shares by Mr. Myron Kunin, 161,996 by Mr. Finkelstein, 58,949 shares by Mr. Fox, 32,062 shares by Mr. Bjelland, 25,312 shares by Mr. Hawn, 21,937 shares by Ms. Hoyt, 14,739 shares by Mr. Gregory, 8,962 shares by Mr. David Kunin, 12,600 shares by Ms. Andert, 44,550 shares by Mr. Nelson; and 775,833 shares by all directors and executive officers as a group.

(3) Includes shares held by Curtis Squire, Inc.

                            INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ended June 30, 2000 and for the current year ending June 30, 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to respond to appropriate questions.

                           PROPOSALS OF SHAREHOLDERS

     Shareholders who intend to present proposals at the 2001 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 2001 Annual Meeting, must be certain that such proposals are received by the Secretary of the Company, 7201 Metro Boulevard, Minneapolis, Minnesota 55439, not later than July 22, 2001. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement for the Company's 2001 Annual Meeting.

     The proxies solicited on behalf of the Board of Directors confer discretionary authority upon the holders of such proxies to vote on any matter presented at the annual meeting if notice of such matter has not been received by the Company by August 7, 2000. Any such notice should be directed to the Secretary of the Company at the Company's executive offices noted above.

                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended June 30, 2000 is being mailed to the shareholders with this proxy statement.

     The Company will furnish without charge to any shareholder submitting a request a copy of the Company's Form 10-K Annual Report for the year ended June 30, 2000 to the Securities and Exchange Commission, including the financial statements and schedules thereto. Such request should be directed to Bert M. Gross, Secretary of the Company, at its address stated herein.

                                    GENERAL

     The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter is properly brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

     In order that your shares may be represented if you do not plan to attend the meeting, please sign, date and return your proxy promptly. In the event you are able to attend, at your request we will cancel the proxy.
                                          By Order of The Board of Directors

                                          /s/ Bert M. Gross
                                          Bert M. Gross
                                          Secretary
September 22, 2000

                                                                       EXHIBIT A

                    REGIS CORPORATION 2000 STOCK OPTION PLAN

EFFECTIVE OCTOBER 24, 2000

     The Regis Corporation 2000 Stock Option Plan ("2000 Plan") authorizes the Board of Directors of Regis Corporation ("Board") and the Compensation Committee of the Board ("Committee"), as applicable, to provide employees of the Company and its subsidiaries and nonemployee directors of the Company ("Nonemployee Directors") with certain rights to acquire shares of the Company's common stock ("Regis Stock"). The Company believes that this incentive program will benefit the Company's shareholders by allowing the Company to attract, motivate, and retain outstanding employees and directors and by providing those employees and directors stock-based incentives to strengthen the alignment of interests between those persons and the shareholders. For purposes of the 2000 Plan, the term "Company" shall mean Regis Corporation and its subsidiaries, unless the context requires otherwise.

1. ADMINISTRATION.

     (A) GRANTS TO ELIGIBLE EMPLOYEES. With respect to Grants to Eligible Employees (as those terms are defined in Sections 2 and 3(a), respectively), the 2000 Plan shall be administered and interpreted by the Committee consisting of not less than three persons appointed by the Board from among its members. A person may serve on the Committee for purposes of administration and interpretation of the 2000 Plan only if he or she (i) is a "Non-Employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall determine the fair market value of Regis Stock for purposes of the 2000 Plan. The Committee may, subject to the provisions of the 2000 Plan, from time to time establish such rules and regulations and delegate such authority to administer the 2000 Plan as it deems appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of awards intended to be qualified under
Section 162(m) of the Code. The decisions of the Committee or its authorized delegatees shall be final, conclusive, and binding with respect to the interpretation and administration of the 2000 Plan and any Grant made under it.

     (B) GRANTS TO NONEMPLOYEE DIRECTORS. With respect to Grants to Nonemployee Directors pursuant to Section 6, the Board shall serve to administer and interpret the 2000 Plan and any such Grants, and all duties, powers and authority given to the Committee in subsection (a) above or elsewhere in the 2000 Plan in connection with Grants to Eligible Employees shall be deemed to be given to the Board in connection with Grants to Nonemployee Directors.

2. GRANTS.

     Grants under the 2000 Plan shall consist of incentive stock options or other forms of tax qualified stock options under the Code and nonqualified stock options, (collectively, "Grants"). The Committee shall approve the form and provisions of each Grant to Eligible Employees and the Board shall approve the form and provisions of each Grant to Nonemployee Directors. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the 2000 Plan as the Committee or Board, as applicable, deems appropriate. Grants under a particular section of the 2000 Plan need not be uniform and Grants under two or more sections may be combined in one instrument.

3. ELIGIBILITY FOR GRANTS.

     (A) GRANTS TO ELIGIBLE EMPLOYEES. Grants may be made to any employee of the Company, including an employee who is also a member of the Board of Directors ("Eligible Employee"). The Committee shall select the persons to receive Grants ("Grantees") from among the Eligible Employees and determine the number of shares subject to any particular Grant.

     (B) GRANTS TO NONEMPLOYEE DIRECTORS. Grants may be made to any member of the Board who is not an employee of the Company (a "Nonemployee Director"). The Board shall select the Grantees from among the Nonemployee Directors and determine the number of shares subject to any particular Grant.

4. SHARES AVAILABLE FOR GRANT.

     (A) SHARES SUBJECT TO ISSUANCE OR TRANSFER. Subject to adjustment as provided in Section 4(b), the aggregate number of shares of Regis Stock that may be issued under the 2000 Plan is 3,500,000. The number of shares available for Grants at any given time shall be 3,500,000, reduced by the aggregate of all shares previously issued and of shares which may become subject to issuance under then-outstanding Grants.

     (B) ADJUSTMENT PROVISIONS. If any subdivision or combination of shares of Regis Stock or any stock dividend, reorganization, recapitalization, or consolidation or merger with the Company as the surviving corporation occurs, or if additional shares or new or different shares or other securities of the Company or any other issuer are distributed with respect to the shares of Regis Stock through a spin-off or other extraordinary distribution, the Committee shall make such adjustments as it determines appropriate in the number of shares of Regis Stock that may be issued or transferred in the future under Section 4(a). The Committee shall also adjust as it determines appropriate the number of shares and Option Price in outstanding Grants made before the event.

5. STOCK OPTION GRANTS TO ELIGIBLE EMPLOYEES.

     The Committee may grant to Eligible Employees options qualifying as incentive stock options under the Code ("Incentive Stock Options"), other forms of tax-favored stock options under the Code, and nonqualified stock options (collectively, "Stock Options"). The following provisions are applicable to Stock Options granted to Eligible Employees:

     (A) OPTION PRICE. The Committee shall determine the price or prices at which Regis Stock may be purchased by the Grantee under a Stock Option ("Option Price") which shall be not less than the fair market value of Regis Stock on the date the Stock Option is granted (the "Grant Date"). In the Committee's discretion, the Grant Date of a Stock Option may be established as the date on which Committee action approving the Stock Option is taken or any later date specified by the Committee. Once established, the Option Price may not be reduced except in the case of adjustments under Section 4(b).

     (B) OPTION EXERCISE PERIOD. The Committee shall determine the option exercise period of each Stock Option. The period shall not exceed ten years from the Grant Date.

     (C) EXERCISE OF OPTION. A Stock Option will be deemed exercised by a Grantee upon delivery of (i) a notice of exercise to the Company or its representative as designated by the Committee, and (ii) accompanying payment of the Option Price if the Stock Option requires such payment at the time of exercise. The notice of exercise, once delivered, shall be irrevocable.

     (D) SATISFACTION OF OPTION PRICE. A Stock Option may require payment of the Option Price upon exercise or may specify a period not to exceed 30 days following exercise within which payment must be made ("Payment Period"). The Grantee shall pay or cause to be paid the Option Price in cash, or with the Committee's permission, by delivering (or providing adequate evidence of ownership of) shares of Regis Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the Option Price, or a combination of cash and such shares. If the Grantee fails to pay the Option Price within the Payment Period, the Committee shall have the right to take whatever action it deems appropriate, including voiding the option exercise or voiding that part of the Stock Option for which payment was not timely received.

     (E) SHARE WITHHOLDING. With respect to any nonqualified option, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit or require the Grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the nonqualified option by having the Company withhold shares of Regis Stock having a fair market value equal to the amount of the withholding tax.

     (F) LIMITS ON INCENTIVE STOCK OPTIONS. The aggregate fair market value of the stock covered by Incentive Stock Options granted under the 2000 Plan or any other stock option plan of the Company or any subsidiary or parent of the Company that become exercisable for the first time by any employee in any calendar year shall not exceed $100,000. The aggregate fair market value will be determined at the Grant Date. An Incentive Stock Option may be granted to an Eligible Employee who, on the Grant Date, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company, only if the option exercise period does not exceed five years and the exercise price is at least 110% of the market value of Regis Stock on the Grant Date.

6. STOCK OPTION GRANTS TO NONEMPLOYEE DIRECTORS.

     The Board may grant Stock Options to Nonemployee Directors pursuant to the following provisions:

     (A) OPTION PRICE. The Board shall determine the price or prices at which Regis Stock may be purchased by the Nonemployee Director under a Stock Option ("Option Price") which shall be not less than the fair market value of Regis Stock on the date the Stock Option is granted (the "Grant Date"). In the Board's discretion, the Grant Date of a Stock Option may be established as the date on which Board action approving the Stock Option is taken or any later date specified by the Board. Once established, the Option Price may not be reduced except in the case of adjustments under Section 3(b).

     (B) OPTION EXERCISE PERIOD. The Board shall determine the option exercise period of each Stock Option. The period shall not exceed ten years from the Grant Date.

     (C) EXERCISE OF OPTION. A Stock Option will be deemed exercised by a Nonemployee Director upon delivery of (i) a notice of exercise to Regis or its representative as designated by the Board, and (ii) accompanying payment of the Option Price if the Stock Option requires such payment at the time of exercise. The notice of exercise, once delivered, shall be irrevocable.

     (D) SATISFACTION OF OPTION PRICE. A Stock Option may require payment of the Option Price upon exercise or may specify a period not to exceed 30 days following exercise within which payment must be made ("Payment Period"). The Grantee shall pay or cause to be paid the Option Price in cash, or with the Board's permission, by delivering (or providing adequate evidence of ownership of) shares of Regis Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the Option Price, or a combination of cash and such shares. If the Grantee fails to pay the Option Price within the Payment Period, the Board shall have the right to take whatever action it deems appropriate, including voiding the option exercise or voiding that part of the Stock Option for which payment was not timely received.

7. AMENDMENT AND TERMINATION OF THE 2000 PLAN.

     (A) AMENDMENT. The Board may amend or terminate the 2000 Plan, but no amendment shall (i) allow the repricing of Stock Options, (ii) allow the grant of Stock Options at an Option Price below the fair market value of Regis Stock on the Grant Date, (iii) increase the number of shares authorized for issuance or transfer pursuant to Section 4(a), or (iv) increase the maximum limitations on Grants imposed under Section 5(f), unless in any case such amendment receives approval of the shareholders of the Company.

     (B) TERMINATION OF 2000 PLAN. The 2000 Plan shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board.

     (C) TERMINATION AND AMENDMENT OF OUTSTANDING GRANTS. A termination or amendment of the 2000 Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 9(e). The termination of the 2000 Plan shall not impair the power and authority of the Committee or its delegatees with respect to outstanding Grants. Whether or not the 2000 Plan has terminated, an outstanding Grant may be terminated or amended under Section 9(e) or may be amended (i) by agreement of the Company and the Grantee consistent with the 2000 Plan or (ii) by action of the Committee provided that the amendment is consistent with the 2000 Plan and is found by the Committee not to impair the rights of the Grantee under the Grant.

8. CHANGE IN CONTROL.

     (A) EFFECT ON GRANTS. Unless the Committee shall otherwise expressly provide in the agreement relating to a Grant, upon the occurrence of a Change in Control (as defined below) each outstanding Stock Option that is not then fully exercisable shall automatically become fully exercisable and shall remain so for the period permitted in the agreement relating to the Grant.

     (B) CHANGE IN CONTROL. For purposes of the 2000 Plan, a Change in Control shall mean the happening of any of the following events:

          (i) The acquisition by any "person," as that term is used in Sections 13(d) and 14(d) of the 1934 Act of "beneficial ownership," as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of 20% or more of the shares of the Company's capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Company (or which would have such voting power but for the application of the Minnesota Control Share Statute) ("Voting Stock");

          (ii) the first day on which less than two-thirds of the total membership of the Board of Directors of the Company shall be Continuing Directors (as that term is defined in Article VII of the Company's Articles of Incorporation);

          (iii) approval by the shareholders of the Company of a merger, share exchange, or consolidation of the Company (a "Transaction"), other than a Transaction which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the Voting Stock of the Company or such surviving entity immediately after such Transaction; or

          (iv) approval by the shareholders of the Company of a complete liquidation of the Company or a sale or disposition of all or substantially all the assets of the Company.

9. GENERAL PROVISIONS.

     (A) PROHIBITIONS AGAINST TRANSFER. (i) Except as provided in part (ii) of this subparagraph, only a Grantee or his or her authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights. The rights under a Grant may not be disposed of by transfer, alienation, pledge, encumbrance, assignment, or any other means, whether voluntary, involuntary, or by operation of law, and any such attempted disposition shall be void; provided, however, that when a Grantee dies, the personal representative or other person entitled under a Grant under the 2000 Plan to succeed to the rights of the Grantee ("Successor Grantee") may exercise the rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

          (ii) Notwithstanding the foregoing, the Board or the Committee may, in its discretion and subject to such limitations and conditions as the Board or the Committee deems appropriate, grant nonqualified stock options on terms which permit the Grantee to transfer all or part of the stock option, for estate or tax planning purposes or for donative purposes, and without consideration, to a member of the Grantee's immediate family (as defined by the Board or the Committee), a trust for the exclusive benefit of such immediate family members, or a partnership, corporation or limited liability company the equity interests of which are owned exclusively by the Grantee and/or one or more members of his or her immediate family or to a tax-exempt organization qualified under Section 501(c) of the Code. No such stock option or any other Grant shall be transferable incident to divorce. Subsequent transfers of a stock option transferred under this part
     (ii) shall be prohibited except for transfers to a Successor Grantee upon the death of the transferee.

     (B) SUBSTITUTE GRANTS. The Committee may make a Grant to an employee of another corporation who becomes an Eligible Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a stock option granted by such other corporation ("Substituted Stock Option"). The terms and conditions of the substitute Grant may vary from the terms and conditions that would otherwise be required by the 2000 Plan and from those of the Substituted Stock Options. The Committee shall prescribe the exact provisions of the substitute Grants, preserving where practical the provisions of the Substituted Stock Options. The Committee shall also determine the number of shares of Regis Stock to be taken into account under Section 4.

     (C) SUBSIDIARIES. The term "subsidiary" means a corporation, limited liability company or similar form of entity of which Regis Corporation owns directly or indirectly 50% or more of the voting power.

     (D) FRACTIONAL SHARES. Fractional shares shall not be issued or transferred under a Grant, but the Committee may pay cash in lieu of a fraction or round the fraction.

     (E) COMPLIANCE WITH LAW. The 2000 Plan, the exercise of Grants, and the obligations of the Company to issue or transfer shares of Regis Stock under Grants shall be subject to all applicable laws and regulations and to approvals by any governmental or regulatory agency as may be required. The Board or the Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory law or government regulation. The Board or the Committee may also adopt rules regarding the withholding of taxes on payment to Grantees.

     (F) OWNERSHIP OF STOCK. A Grantee or Successor Grantee shall have no rights as a shareholder of the Company with respect to any shares of Regis Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the Company's books.

     (G) NO RIGHT TO EMPLOYMENT OR TO FUTURE GRANTS. The 2000 Plan and the Grants under it shall not confer upon any Grantee the right to continue in the employment of the Company or as a member of the Board or affect in any way (i) the right of the Company to terminate the employment of a Grantee at any time, with or without notice or cause, or (ii) any right of the Company or its shareholders to terminate the Grantee's service on the Board. The receipt of one or more Grants by a Grantee shall not confer upon the Grantee any rights to future Grants.

     (H) FOREIGN JURISDICTIONS. The Committee may adopt, amend, and terminate such arrangements and make such Grants, not inconsistent with the intent of the 2000 Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign jurisdictions to Grantees who are subject to such laws. The terms and conditions of such foreign Grants may vary from the terms and conditions that would otherwise be required by the 2000 Plan.

     (I) GOVERNING LAW. The 2000 Plan and all Grants made under it shall be governed by and interpreted in accordance with the laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable Minnesota conflict-of-laws principles.

     (J) EFFECTIVE DATE OF THE 2000 PLAN. The 2000 Plan shall become effective upon its approval by the Company's shareholders at the annual meeting to be held on October 24, 2000, or any adjournment of the meeting.

                                                         REGIS CORPORATION

                                                     PROXY FOR ANNUAL MEETING
                                                          OF SHAREHOLDERS

                                                     TUESDAY, OCTOBER 24, 2000
                                                             4:00 P.M.

                                                   MINNEAPOLIS INSTITUTE OF ARTS
                                                      2400 THIRD AVENUE SOUTH
                                                       MINNEAPOLIS, MN 55404











REGIS  REGIS CORPORATION
       7201 METRO BOULEVARD, EDINA, MN 55439                               PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 24, 2000.

The undersigned hereby appoints Myron Kunin and Bert M. Gross and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Regis Corporation (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on October 24, 2000, and at any and all adjournments thereof.










                      See reverse for voting instructions

                           \/  Please detach here  \/
--------------------------------------------------------------------------------



1. Election of directors:     01 Rolf F. Bjelland      02 Paul D. Finkelstein
                              03 Christopher A. Fox    04 Thomas L. Gregory
                              05 Van Zandt Hawn        06 Susan Joyt
                              07 David B. Kunin        08 Myron Kunin

                              [ ] Vote FOR             [ ] Vote WITHHELD
                                  all nominees             from all nominees
(INSTRUCTIONS: TO WITHHOLD    -------------------------------------------------
AUTHORITY TO VOTE FOR ANY     |                                               |
INDICATED NOMINEE, WRITE THE  |                                               |
NUMBER(S) OF THE NOMINEE(S)   -------------------------------------------------
IN THE BOX PROVIDED TO THE
RIGHT.)

2. To consider and vote upon
a proposal to approve the
Company's 2000 Stock Option
Plan.                         [ ] For            [ ] Against         [ ] Abstain

THE BOARD OF DIRECTORS
RECOMMENDS A VOTE "FOR"
THIS PROPOSAL.

3. In their discretion, on
such other matters as may
properly come before the
meeting.                      [ ] For            [ ] Against         [ ] Abstain


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PARAGRAPH 1 AND FOR THE PROPOSAL SET FORTH IN
PARAGRAPH 2.

Address change?  Mark Box [ ]  Indicate changes below:    Dated:________, 1999

                              -------------------------------------------------
                              |                                               |
                              |                                               |
                              |                                               |
                              -------------------------------------------------

                              Signature(s) in Box
                              (If there are co-owners both must sign)

                              Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.